UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2019

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 4, 2019, the Board of Directors (the “Board”) of Griffin Industrial Realty, Inc. (“Griffin” or the “Registrant”) amended and restated Griffin’s Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”) to adopt a majority voting standard for uncontested director elections and to make certain other technical and conforming revisions.

Under the majority voting standard, which is described in Article II, Section 2.9 of the Amended Bylaws, in uncontested director elections, a nominee for director will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election). The Amended Bylaws retain plurality voting for contested director elections. Previously, the Griffin’s Amended and Restated Bylaws provided that any election of directors by stockholders, whether contested or uncontested, was determined by a plurality of the votes cast.

The Amended Bylaws also provides, under Article II, Section 2.5(c), that a stockholder’s notice of a nomination of a director must include a statement whether the proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election as a director at any subsequent meeting at which such person is nominated for re-election, a resignation that will become effective upon the acceptance of such resignation by the Board.

The foregoing description of the amendments contained in the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On and effective March 4, 2019, in connection with the adoption of the Amended Bylaws, the Board also adopted a Director Resignation Policy (the “Resignation Policy”).  Under the Resignation Policy, a  director nominee who does not receive the required majority vote for election or re-election (a “Subject Director”) must promptly tender his or her resignation to the Board that will become effective upon acceptance of such resignation by the Board. The Nominating Committee of the Board (the “Nominating Committee”) or, if one or more of the members of the Nominating Committee is a Subject Director or if the Board determines that a committee other than the Nominating Committee should recommend whether to accept the Subject Director’s resignation, a committee consisting solely of independent directors who are not Subject Directors, will then make a recommendation to the Board as to whether the Board should accept or reject the Subject Director's resignation.  In accordance with the terms of the Resignation Policy, the Board will decide whether to accept or reject the tendered resignation or take other action regarding such resignation within 90 days from the date of the certification of the election results. The Company will promptly disclose the Board’s decision in a Form 8-K.

The foregoing summary of the Resignation Policy is qualified in its entirety by reference to the full text of the Resignation Policy, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Griffin Industrial Realty, Inc. (as amended and restated effective March 4, 2019)
99.1	Griffin Industrial Realty, Inc. Director Resignation Policy as of March 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: March 6, 2019